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                                                                   EXHIBIT 99.2

                            SOUND SHORE FUND, INC.
                             OFFICER'S CERTIFICATE

   I, Scott M. Hagwood, am a duly elected and acting Assistant Secretary of Sound Shore Fund, Inc., (the "Fund") a Maryland corporation and do hereby certify that the following are full, true and correct copies of certain resolutions adopted by the Board of Directors of the Fund on April 26, 2007, and that such resolutions have not been rescinded, amended or modified and on the date hereof are in full force and effect:

   RESOLVED, that fidelity bond coverage for the Fund, as set forth in the quote from Chubb Group of Insurance Companies, in the amount of $2,100,000 is appropriate and that the premium is reasonable in amount; and be it further

   RESOLVED, that the appropriate officers of the Fund be, and each hereby is, authorized to execute and deliver such documents, pay such premiums and make such filings as may be necessary to renew the fidelity bond coverage contemplated hereby or as may be necessary to effect any subsequent increase in the amount of fidelity bond coverage in accordance with the Investment Company Act of 1940 and the rules thereunder.

   IN WITNESS WHEREOF, I have hereunto signed my name this 4th day of October 2007.

                                                  /s/ Scott M. Hagwood
                                                  -----------------------------
                                                  Scott M. Hagwood
                                                  Assistant Secretary

   I, David Faherty, Assistant Treasurer of the Fund, hereby do certify that on this 4th day of October 2007, Scott M. Hagwood is the duly elected Assistant Secretary of the Fund and that signature above is his genuine signature.

                                                  /s/ David Faherty
                                                  -----------------------------
                                                  David Faherty
                                                  Assistant Treasurer